SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 8, 2002

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   1-3122                13-5549268
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(State or Other Jurisdiction    (Commission File          (IRS Employer
      of Incorporation)              Number)           Identification No.)


  40 Lane Road, Fairfield, New Jersey                         07004
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(Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5. Other Events.

         On February 8, 2002, Covanta Energy Corporation issued a press release, a copy of which is attached hereto as Exhibit A.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of business acquired: Not applicable.

(b)   Pro forma financial information: Not applicable.

(c)   Exhibit: Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 8, 2002

                                    COVANTA ENERGY CORPORATION


                                    By: /s/ Jeffrey R. Horowitz
                                        -----------------------------
                                        Name:  Jeffrey R. Horowitz
                                        Title: Senior Vice President - Legal
                                               Affairs and Secretary

                                                                       EXHIBIT A

                                                             COVANTA ENERGY Logo


FOR IMMEDIATE RELEASE


                  COVANTA RECEIVES CREDIT FACILITIES EXTENSION

Fairfield, NJ, February 8, 2002 - Covanta Energy Corporation (NYSE: COV) announced today that it has received approval from its bank group for an amendment to its Master Credit Facility, which would grant Covanta, among other things, an extension of its covenant waivers. Covanta had announced on January 30, 2002 that its bank group co-agents were circulating the amendment to the Facility's larger bank group and recommending approval of its terms.

The amendment extends the covenant waivers through March 31, 2002, conditioned on the Company achieving strict cash management goals as of February 28, 2002. Absent this agreement, the waivers would have expired on January 31, 2002. During this extension, the Company will continue the strategic review process it had announced on December 21, 2001.

"We're pleased to have concluded this agreement. This will enable us to continue our strategic review, while continuing to operate our facilities and serve our clients according to the same high standards we've always maintained. The proposed terms require us to meet strict cash management goals, however, in order to enable us to extend through March," said Scott G. Mackin, President and Chief Executive Officer. "The Board remains very pleased with our operational performance and with the financial performance of our core waste-to-energy, independent power and water businesses."

                              *         *         *

Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Covanta believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:

    o Economic, capital market and other business conditions affecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints and risks and uncertainties associated with the recently deregulated energy industry;

    o Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Covanta has a financial interest;

    o Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which is effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.

    o Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

    o Limitations on Covanta's ability to control the development or operation of projects in which Covanta has less than 100% interest;

    o The lack of operating history at development projects provides only a limited basis for management to project the results of future operations.

                              *         *         *

     Contacts:  Investor Relations
                Louis M. Walters, 973-882-7260

                Media Relations
                Eric Berman, David Lilly
                Kekst & Company, 212-521-4800

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